Exhibit 10.1

INVESTMENT ADVISORY AGREEMENT

THIS INVESTMENT ADVISORY AGREEMENT (this “Agreement”) is dated as of July 31, 2009 between Barclays Global Fund Advisors, a California corporation (the “Advisor”), and Barclays Global Investors, N.A., a national banking association acting not in its individual capacity but solely as the trustee of the iShares® Diversified Alternatives Trust, a Delaware statutory trust (the “Trust”).

1. The Trust. The Trust is a commodity pool as defined in the Commodity Exchange Act (the “CEA”) and the applicable regulations of the Commodity Futures Trading Commission (the “CFTC”). The Trust is operated by iShares® Delaware Trust Sponsor LLC, a Delaware limited liability company, a wholly-owned indirect subsidiary of Barclays Bank PLC and a commodity pool operator registered under the CEA, acting in its capacity as sponsor of the Trust (in such capacity, the “Sponsor”). The Trust is not an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and is not required to register under the Investment Company Act.

2. Appointment. The Trust hereby appoints the Advisor as commodity trading advisor for such portion of the assets of the Trust that may be deposited, from time to time, in a separate account or accounts (collectively, the “Accounts”) to be managed by Advisor under this Agreement, with full power to supervise and direct the investment of the assets of the Accounts as set forth herein including, but not limited to, the purchase, sale, execution holding and general dealing in any manner with exchange-traded futures contracts and currency forward contracts on behalf of the Trust. The Advisor hereby accepts such appointment and agrees to render advisory services on the terms and conditions set forth in this Agreement. The Advisor shall be deemed to be an independent contractor of the Trust and, except to the extent authorized herein, shall have no authority to act for or represent the Trust as its agent.

3. Delegation. The Trust acknowledges that the Advisor may delegate various advisory services with respect to the Accounts. In the event of any such delegation, such party to whom the Advisor delegates various advisory services shall be bound to the terms of this Agreement to the same extent as the Advisor. The Advisor shall, at its expense, employ or associate with itself such persons as the Advisor believes appropriate to assist it in performing its obligations under this Agreement.

4. Investment Direction. The Advisor will manage the Accounts in accordance with the Advisor’s best judgment and in compliance with the guidelines attached as Schedule A (the “Investment Guidelines”), as they may be modified from time to time by the written agreement of the Advisor and the Sponsor on behalf of the Trust; provided, that the restrictions set forth in part C of the Investment Guidelines shall be strictly observed by the Advisor, without deviation of any nature whatsoever.

5. Clearing FCM. The Trust has appointed Barclays Capital Inc., a corporation organized under the laws of Connecticut, as clearing futures commission merchant (the “Clearing FCM”) for the Accounts. The Advisor shall not receive, and shall at no time be in possession of, the assets comprising the Accounts.

6. Reporting. The Advisor will submit to the Trust reports appraising the Accounts at current market value as agreed between the Advisor and the Sponsor. The Advisor shall advise the Trust, at such times as the Trust may specify, of such investments made and the reasons for making a particular investment. The Advisor will be available at reasonable times by prior arrangement to discuss the management of the Accounts with the Trust or its designee. Any written reports supplied by the Advisor to the Trust discussing the management of the Accounts are intended solely for the benefit of the Trust, and the Trust agrees that it will not disseminate such reports to any other party (other than the Trust’s professional advisors) without the prior consent of the Advisor, except as may be required by applicable law. The Advisor will provide to the Sponsor any information concerning the Advisor or its trading program that is necessary for the Sponsor to prepare any disclosure document for investors in the Trust or any periodic or other reports that the Trust may be require to file or furnish to any regulators, including the Securities and Exchange Commission and the CFTC.

7. Other Accounts. The Trust understands and acknowledges that the Advisor performs commodity trading advisory services for various persons other than the Trust. The Trust acknowledges that the Advisor may give advice and take action concerning its other investing pools that may be the same as, similar to or different from the advice given, or the timing and nature of action taken, concerning the Accounts. Except to the extent necessary to perform the Advisor’s obligations under this Agreement, nothing herein shall be deemed to limit or restrict the right of the Advisor, or any affiliate of the Advisor or any employee of the Advisor to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

8. Fees. The Sponsor shall pay the Advisor a fee determined by the Advisor and the Sponsor, from time to time, for its services as Advisor hereunder.

9. Representations. The Trust represents and warrants that: (a) the Trust has been duly organized and is validly existing under the law of the state of its organization, (b) the Trust is duly authorized to execute, deliver and perform this Agreement and has taken all action necessary to authorize its execution, delivery and performance, including the obtaining of any necessary governmental consents, (c) the execution, delivery and performance of this Agreement, including the Investment Guidelines, does not and will not conflict with or violate any provision of law, rule, regulation, governing document of the Trust, contract, deed of trust, or other instrument to which the Trust is a party or to which any of the Trust’s property is subject, (d) this Agreement is a valid and binding obligation enforceable against the Trust in accordance with its terms (subject to applicable insolvency or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application), (e) the Accounts will be comprised of assets that are owned by the Trust as principal, and will not be subject to either (i) the Employee Retirement Income Security Act of 1974, as amended, or the Investment Company Act, or (ii) any lien, security interest or other similar encumbrance (other than in favor of the Clearing FCM or any relevant clearing house), and (f) the Trust is not insolvent or the subject of a proceeding seeking a judgment of insolvency or bankruptcy. The Trust shall hold the Advisor harmless from any liabilities, damages or expenses, including attorney’s fees, incurred by Advisor for any actions taken by Advisor acting in reasonable reliance upon such representations.

10. CFTC Registration. The Advisor represents and warrants that it is registered with the CFTC as a commodity trading advisor.

11. Liability. The Advisor will be liable for losses to the Accounts that are the direct result of Advisor’s bad faith, gross negligence, willful or reckless misconduct or breach of the express terms of this Agreement. Except as set forth in the foregoing sentence, neither the Advisor nor its officers, employees or agents shall be liable hereunder for any act or omission or for any error of judgment in managing the Accounts. The Advisor shall not be responsible for any special, indirect or consequential damages, or any loss incurred by reason of any act or omission of the Trust or any broker, dealer, futures commission merchant or custodian used hereunder or any authorized representative of the foregoing. Notwithstanding the foregoing, nothing herein shall in any way constitute a waiver or limitation of any rights that the Trust may have under the federal securities laws or other applicable law.

12. Indemnification. The Advisor and its shareholders, directors, officers, employees, affiliates (as such term is defined in Rule 405 under the Securities Act of 1933, as amended) and subsidiaries (each, an “Advisor Indemnified Party”) shall be indemnified from the Trust and held harmless against any loss, liability, cost, expense or judgment (including the reasonable fees and expenses of counsel) arising out of or in connection with the performance of its obligations under this Agreement or any actions taken in accordance with the provisions of this Agreement and incurred without (1) negligence, bad faith, willful misconduct or willful malfeasance on the part of such Advisor Indemnified Party or (2) reckless disregard on the part of such Advisor Indemnified Party of its obligations and duties under this Agreement. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such Advisor Indemnified Party in defending itself against any claim or liability in its capacity as the Advisor. Any amounts payable to an Advisor Indemnified Party under this Section 12 may be payable in advance or shall be secured by a lien on the Trust.

13. Tax Filings. The Advisor will not be responsible for making any tax credit or similar claim or any legal filing on Trust’s behalf.

14. Governing Law/Disputes. This Agreement is entered into in accordance with and shall be governed by the laws of the State of California; provided, however, that in the event that any law of the State of California shall require that the laws of another state or jurisdiction be applied in any proceeding, such California law shall be superseded by this paragraph, and the remaining laws of the State of California shall nonetheless be applied in such proceeding. Each party agrees that, in the event that any dispute arising from or relating to this Agreement becomes subject to any judicial proceeding, such party waives any right it may otherwise have to (a) seek punitive damages, or (b) request a jury trial.

15. Termination. This Agreement may be terminated at any time by either party upon 30 days’ prior written notice to the other party. Any obligation or liability of either party resulting from actions or inactions occurring prior to termination shall not be affected by the termination of this Agreement.

16. Assignment. Neither party shall assign this Agreement without the written consent of the other party. Any purported assignment in violation of the prior sentence will be null and void.

17. Consent to Use of Name. The Trust agrees that the Advisor may disclose the Trust’s name to investment consultants or prospective accounts in connection with marketing presentations by the Advisor and as part of a representative account list.

18. Notices. All notices and other communications under this Agreement shall be in writing and shall be addressed to the parties as set forth below. Either party may, by notice to the other, designate a different address or fax number. Any notice or other communication given hereunder shall be deemed to have been given upon receipt. Notices may be transmitted by hand, fax, courier, certified or registered mail return-receipt-requested, U.S. mail postage prepaid, or other reasonable form of delivery, unless a clause of this Agreement requires a specific form of delivery. Any fax notice received after 5:00 p.m., California time, on a business day shall be deemed to have been given on the succeeding business day.

To the Trust:

iShares Diversified Alternatives Trust

c/o Barclays Global Investors, N.A., as Trustee

400 Howard Street

San Francisco, CA 94105

Attn: Fund Administration

Fax: (415) 618-5712

To the Advisor:

Barclays Global Fund Advisors

400 Howard Street

San Francisco, CA 94105

Attn: Product Management Team, Intermediary Investors and Exchange

Traded Products Department

Fax: (415) 618-5097

The Advisor shall comply with, and be entitled to act on, any instructions reasonably believed to be from an authorized representative of the Trust. The Advisor and its employees and agents shall be fully protected from all liability in acting upon such instructions, without being required to determine the authenticity of the authorization or authority of the persons providing such instructions.

19. Severability. In the event any provision of this Agreement is adjudicated to be void, illegal, invalid or unenforceable, the remaining terms and provisions of this Agreement shall not be affected thereby, and each of such remaining terms and provisions shall be valid and enforceable to the fullest extent permitted by law, unless a party demonstrates by a preponderance of the evidence that the invalidated provision was an essential economic term of this Agreement.

20. Integration; Amendment. This Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereby and supersede all previous oral or written negotiations, commitments and understandings related thereto. This Agreement may not be amended or modified in any respect, nor may any provision be waived, without the written agreement of both parties. No waiver by one party of any obligation of the other hereunder shall be considered a waiver of any other obligation of such party.

21. Further Assurances. Each party hereto shall execute and deliver such other documents or agreements as may be necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

22. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to be one and the same instrument.

23. Headings. The headings of paragraphs herein are included solely for convenience and shall have no effect on the meaning of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date and year first above written.

iShares® Diversified Alternatives Trust

By:	Barclays Global Investors, N.A.
as Trustee

	By:	/s/ RAMAN SURI
	Name:	Raman Suri
	Title:	Managing Director

	By:	/s/ JOANNA M. CALLINICOS
	Name:	Joanna M. Callinicos
	Title:	Principal Barclays Global Fund Advisors

Barclays Global Fund Advisors

	By:	/s/ RAMAN SURI
	Name:	Raman Suri
	Title:	Managing Director

	By:	/s/ JOANNA M. CALLINICOS
	Name:	Joanna M. Callinicos
	Title:	Principal

Acknowledged and agreed to,

iShares® Delaware Trust Sponsor LLC as Sponsor

By:	/s/ RAMAN SURI
Name:	Raman Suri
Title:	Managing Director

By:	/s/ JOANNA M. CALLINICOS
Name:	Joanna M. Callinicos
Title:	Principal Barclays Global Fund Advisors

SCHEDULE A

INVESTMENT GUIDELINES

A.	INVESTMENT OBJECTIVE

The investment objective of the Trust is to maximize absolute returns from investments with historically low correlation to stocks and bonds, while seeking to control the risks and volatility inherent in futures and forward contracts by taking long and short positions in historically correlated assets.

B.	INVESTMENT STRATEGIES

The Advisor will seek to achieve the investment objectives of the Trust by pursuing strategies generally known as “relative value strategies” that utilize quantitative methodologies to identify potentially profitable discrepancies in the relative values or market prices of one or more assets and seek to control the risks and volatility of these investments by taking long and/or short positions in historically correlated assets, it being understood that the Advisor will have discretion in the determination of which particular strategies fall within the category of “relative value strategies”.

C.	RESTRICTIONS

The Advisor shall not:

1. Enter into any transaction on behalf of the Trust other than (i) taking long or short positions in (a) exchange-traded futures contracts, or (b) foreign currency forward contracts, or (ii) investing assets of the Trust in U.S. Treasury securities and other short-term securities that are eligible as margin deposits to secure the Trust’s obligations pursuant to the transactions described in clause “i” above; provided, however, that, with respect to exchange-traded futures contracts, at no time will more than 10% of the weight of the Trust’s portfolio in the aggregate consist of components traded on exchanges that are neither members of the Intermarket Surveillance Group, nor party to a comprehensive surveillance agreement with NYSE Arca or any other exchange where the shares of the Trust may from time to time be listed for trading; and provided, further, that, with respect to foreign currency forwards, such transactions shall primarily involve currencies which, at the time the forward contract is entered into, are listed among the twenty-five most liquid or actively-traded currencies as measured by turnover in the most recent Triennial Central Bank Survey of Foreign Exchange and Derivatives Market Activity coordinated by the Bank of International Settlements.

2. Enter into any transaction as a result of which the Trust will, directly or indirectly, have an economic interest in any “investment securities” (as such term is used for purposes of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder); or

3. Enter into any transaction as a result of which the Trust may accrue or receive any income, unless such income constitutes “qualifying income” (as such term is defined in Section 7704(d) of the Internal Revenue Code of 1986, as amended, and regulations thereunder).

D.	LIMITATION TO COUNTERPARTY EXPOSURE

The Advisor acknowledges that it is expected that the Trust will not enter into an otherwise eligible transaction if, immediately after entering into such transaction, the Trust’s maximum probable Net Credit Exposure to any single counterparty (other than a regulated commodities exchange, the Clearing FCM or any clearing facility thereof) would exceed 10% of the most recently determined net asset value of the Trust. “Net Credit Exposure” means, with respect to a counterparty, any excess of (a) all amounts payable by such counterparty to the trust, over (b) all amounts payable by the Trust to such counterparty.